Exhibit 15



September 5, 2000


Stockholders and Board of Directors
Phillips-Van Heusen Corporation

We are aware of the incorporation by reference in

     (i) Post-Effective Amendment No. 2 to the Registration
     Statement (Form S-8, No. 2-73803), which relates to the
     Phillips-Van Heusen Corporation Employee Savings and
     Retirement Plan,

     (ii) Registration Statement (Form S-8, No. 33-50841) and
     Registration Statement (Form S-8, No. 33-59602), each of which relate to the Phillips-Van Heusen Corporation
     Associates Investment Plan for Residents of the Commonwealth of Puerto Rico,

     (iii) Registration Statement (Form S-8, No. 33-59101), which relates to the Voluntary Investment Plan of Phillips-Van
     Heusen Corporation (Crystal Brands Division),

     (iv) Registration Statement (Form S-8, No. 33-38698), Post-Effective Amendment No. 1 to Registration Statement (Form S-8, No. 33-24057) and Registration Statement (Form S-8, No. 33-60793), each of which relate to the Phillips-Van Heusen Corporation 1987 Stock Option Plan,

     (v) Registration Statement (Form S-8, No. 333-29765) which relates to the Phillips-Van Heusen Corporation 1997 Stock
     Option Plan.

     (vi) Registration Statement (Form S-8, No. 333-41068) which relates to the Phillips-Van Heusen Corporation 2000 Stock
     Option Plan.

of our reports dated August 16, 2000 and May 17, 2000 relating to the unaudited condensed consolidated interim financial statements of Phillips-Van Heusen Corporation that are included in its Form 10-Q for the thirteen week periods ended July 30, 2000 and April 30, 2000.

Pursuant to Rule 436(c) of the Securities Act of 1933, our reports are not a part of the registration statements or post-effective amendments prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                        ERNST & YOUNG LLP


New York, New York



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